Exhibit 10.1

AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment No. 1, dated as of April 24, 2023 (this “Amendment”) to that certain Promissory Note, principal amount up to $1,600,000 (the “Note”), issued on April 12, 2022, is entered into by and among Osiris Acquisition Corp., a Delaware Corporation and blank check company (the “Maker”) and Osiris Sponsor, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Maker and the Payee hereby amend the Note as follows:

1. Amendments to the Note.

a)	From and after the date hereof, the Principal Amount of the Note shall be up to Three Million Dollars ($3,000,000). All references to the Principal Amount contained in the Note shall be deemed to refer to the Principal Amount as amended by this Agreement, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

b)	The first full paragraph of the Note (after the legend at the top of the first page thereof) is hereby amended and restated in its entirety to read as follows:

“Osiris Acquisition Corp., a Delaware corporation and blank check company (the “Maker”), promises to pay to the order of Osiris Sponsor, LLC or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Three Million Dollars ($3,000,000) and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Maker and Payee are entering into this Note in connection with the ongoing working capital needs.”

c)	Section 3 of the Note is hereby deleted in its entirety and replaced as follows:

“3.    Drawdown Requests. Maker and Payee agree that Maker may request, from time to time, up to Three Million Dollars ($3,000,000) in draw downs under this Note to be used for costs and expenses related to Maker’s operating expenses or initial business combination. The principal of this Note may be drawn down from time to time prior to the Maturity date upon written request from Maker to Payee (each, a “Drawdown Request”), provided that each such Drawdown Request is duly authorized by an executive officer of Maker. Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Three Million Dollars ($3,000,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.”

2. Continued Validity. Unless otherwise modified or supplemented by the terms of this Amendment, all terms and conditions of the Note shall continue in full force and effect.

3. Governing Law. All terms of and rights under this Amendment shall be construed and enforced in accordance with the laws of New York, without regard to conflict of law provisions thereof.

4. Amendments and Waivers. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OSIRIS ACQUISITION Corp.

By:	/s/ Brad Bisca
Name: Brad Bisca
Title: Chief Financial Officer

OSIRIS SPONSOR, LLC By: Fortinbras SPAC Holdings LLC its managing member

By:	/s/ Benjamin E. Black
Name: Benjamin E. Black
Title: Managing Partner

[Signature Page to Amendment No. 1 to Promissory Note]